                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

           DEAN WITTER/COLDWELL BANKER TAX EXEMPT MORTGAGE FUND, L.P.

                                 TEMPO-LP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 TEMPO-GP, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
  ------------------------------------------------------------------------------

2. Aggregate number of securities to which transaction applies:
  ------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ------------------------------------------------------------------------------

4. Proposed maximum aggregate value of transaction:
  ------------------------------------------------------------------------------

5. Total fee paid:
  ------------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
--------------------------------------------------------------------------------
2. Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
3. Filing Party:
--------------------------------------------------------------------------------
4. Date Filed:
--------------------------------------------------------------------------------

          Dean Witter/Coldwell Banker Tax Exempt Mortgage Fund, L.P.
                             2 World Trade Center
                           New York, New York  10048
                               (800) 359-9111



                                             January 14, 1998

Dear Limited Partner:

     The General Partner of Dean Witter/Coldwell Banker Tax Exempt Mortgage Fund, L.P. (the "Partnership") recently sent you the Information Statement dated December 29, 1997 regarding the proposed sale of the Partnership's tax-exempt mortgage bonds and other assets. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Information Statement.

     The General Partner believes that the Transaction is fair to you and in your best interests, and recommends that you consent to the Transaction.

     In connection with the Transaction, the holders of ABCs receive total consideration equal to approximately $127,000,000 in cash, less expenses of the Sale. The Partnership intends to distribute proceeds of approximately $16.84 per ABC. The Partnership expects to distribute $15.00 (90% of the net cash proceeds of the Sale) within 10 days of the consummation of the Sale. The Partnership expects to distribute the remaining $1.84 (10% of the estimated net cash proceeds of the Sale) upon winding up its affairs by December 31, 1998.

     The Board of Directors of the General Partner, having determined that the Transaction is fair to, and in the best interests of, the ABC holders, has unanimously approved the Transaction, and unanimously recommends that ABC holders CONSENT to the Transaction.

     The General Partner needs your support and consent. Please sign, date and return your consent cards in the enclosed postage paid envelope. You may hold ABCs you own in various accounts so you may receive several consent cards. To act on all your ABCs, please sign, date and return ALL of your consent cards.

     Please do not confuse correspondence from the Partnership's General Partner with other correspondence you may receive from unaffiliated third parties offering to purchase your ABCs for $10 to $13.

     If you require any additional information, please contact your Dean Witter Account Executive, our Investor Relations Group at (800) 359-9111 or Georgeson & Company, Inc., at (800) 223-2064.

                                                  William B. Smith
                                                  Chairman, TEMPO-GP, Inc.
                                                  General Partner